UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 12, 2024

NRX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Orange Street, Suite 600
Wilmington, Delaware 19801
(Address of principal executive offices) (Zip Code)

(484) 254-6134
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRXP	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	NRXPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Securities Purchase Agreement

On August 12, 2024, NRx Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”). Pursuant to the Purchase Agreement, the Company agreed to sell, in three equal tranches, original issue discount senior secured convertible promissory notes (the “Notes”) in the aggregate principal amount of up to approximately $16.3 million for an aggregate purchase price of up to approximately $15.0 million, and warrants to purchase that amount of shares equal to 50% of the principal amount of the Notes divided by the volume weighted average price (“VWAP”) of the company’s common stock, par value $0.001 per share (“Common Stock”), as listed on the Nasdaq Capital Market (“Nasdaq”), on the day prior to the closing of each respective tranche under the Purchase Agreement (the “Warrants”).

Upon the first closing under the Purchase Agreement, which is expected to occur on or about Wednesday, August 14, 2024, the Company will issue to the Investors: (i) two Notes in the aggregate principal amount of $5.435 million, for an aggregate purchase price of approximately $5.0 million; and (ii) two Warrants to purchase up to 1,349,305 shares of the Company’s Common Stock in the aggregate.

Senior Secured Convertible Promissory Notes

The Notes, subject to an original issuance discount of 8%, mature on the date that is 15 months from their respective date of issuance, and accrue interest at a rate of 6% per annum (or 10% during the occurrence of any Event of Default (as defined in the Notes). The Notes are convertible into Common Stock, at a per share conversion price equal to by the lower of (a) $2.4168, (the “Fixed Conversion Price”) or (b) a price equal to 92% of the lowest VWAP during the seven trading day period immediately preceding the effective date set forth in a Notice of Conversion (as defined in the Notes) (each, a “Conversion Date”) delivered by an Investor to the Company (the “Alternate Conversion Price”, and together with the Fixed Conversion Price, the “Conversion Price”). Among other things, and provided that the Company receives the Shareholder Approval (as defined in the Purchase Agreement) pursuant to the Nasdaq’s Listing Rules, the Conversion Price is subject to, among other customary provisions, downward adjustment in the event of any future issuance by the Company of Common Stock (or Common Stock Equivalents (as defined in the Notes)) below the then effective Conversion Price.

The Notes contain mandatory redemption features, whereby if at any time the Note is outstanding, the Company will be required to: (A) use up to 30% of the gross proceeds from any Subsequent Financings (as defined in the Purchase Agreement) in cash, to redeem all or a portion of the Note for an amount equal to the outstanding principal, plus all accrued but unpaid interest, plus all liquidated damages, if any, and any other amounts, if any (the “Redemption Obligations”), multiplied by 1.05 (the “Mandatory Redemption Amount”); (B) redeem all of the Redemption Obligations at the Mandatory Redemption Amount in the event of a Change of Control Transaction (as defined in the Notes); and (C) redeem the Redemption Obligations for the Mandatory Redemption Amount in the event a Registration Statement (as defined below) is not available for each of the offer and resale of the shares issuable upon conversion of the Notes (the “Conversion Shares”); and (D) redeem the Redemption Obligations for the Mandatory Redemption Amount if the Shareholder Approval is not obtained within 180 days following the date of issuance of the Notes.

The Company has agreed to register with the Securities and Exchange Commission (the “SEC”) the resale of the shares of Common Stock issuable upon conversion of the Notes as well as the shares of Common Stock issuable upon the exercise of the Warrants pursuant to the Purchase Agreement and the Registration Rights Agreement, to be dated on or about August 14, 2024, by and among the Company and the Investors.

The Notes contain certain covenants, and events of default and triggering events, respectively, which would require repayment of the obligations outstanding pursuant to such instruments. The obligations of the Company pursuant to the Notes are (i) secured by all assets of the Company and all subsidiaries of the Company pursuant to the Security Agreement and Patent Security Agreement, each to be dated on or about August 14, 2024, by and among the Company, the subsidiaries of the Company, and the Investors, and (ii) guaranteed jointly and severally by the subsidiaries of the Company pursuant to the Subsidiary Guarantee, to be dated on or about August 14, 2024, by and among the Company, the subsidiaries of the Company, and the Investors.

Warrants

The Warrants are exercisable beginning on the date of issuance and have a term of five years. The exercise price of the Warrants is equal to the Fixed Conversion Price, subject to adjustment as provided therein. If (i) there is no effective registration statement covering the Warrant Shares (as defined in the Purchase Agreement), or (ii) the trading price of the Company’s Common Stock drops below $1.00 on any trading day prior to the date of an exercise, then the Holder (as defined in the Purchase Agreement) may elect to exercise the Warrants pursuant to a cashless exercise. The Warrants have a 4.99% beneficial ownership limitation, a limitation, which shall be removed upon the receipt of the Shareholder Approval, on issuances above 19.99% of the issued and outstanding shares of Common Stock of the Company prior to the financing, and the exercise price shall be adjusted in the event of future issuances of Company securities at a price per share below the Fixed Conversion Price.

In connection with the above offering, the Company engaged EF Hutton LLC as placement agent (the “Placement Agent”), Pursuant to the terms of the engagement with the  Placement Agent, the Company will pay a cash fee of 7% of the gross proceeds the Company receives in the offering at closing. The Company also agreed to reimburse the Placement Agent at the closing of the offering for expenses incurred, including disbursements of legal counsel, in an amount not to exceed of $50,000.

Streeterville Settlement Agreement

On August 12, 2024, the Company and Streeterville Capital, LLC (“Streeterville”), entered into a Settlement and Release of Claims (the “Settlement Agreement”), whereby the Company and Streeterville agreed to settle all disputes between the parties and release the Company from all obligations arising from that certain Securities Purchase Agreement, dated November 4, 2022, between the Company and Streeterville, and that certain Convertible Promissory Note, dated November 4, 2022, issued to Streeterville by the Company, in exchange for a payment of $2,500,000.00 upon the initial closing of the sale of the Notes, and within 60 days thereafter, a second payment of $3,050,000.00.

The foregoing descriptions of the Notes, the Warrants, Purchase Agreement, the Security Agreement, the Patent Security Agreement, the Registration Rights Agreement, Subsidiary Guarantee, and Settlement Agreement do not purport to be complete, and are qualified in their entirety by reference to each such document (or form thereof, as applicable), filed as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, 10.4, 10.5, and 10.6, respectively, and incorporated herein by reference.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 in this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Notes and the Warrants were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 12, 2024, the Board of Directors (the “Board”) of the Company approved an amendment (the “Amendment”) to the Company’s Second Amended and Restated Bylaws, effective August 12, 2024, to reduce the number of shares that are required to be present at a meeting of the Company’s stockholders (a “Meeting”) for purposes of establishing a quorum. Prior to the Amendment, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock was required to establish a quorum for the transaction of business at a Meeting. As approved in the Amendment, the presence, in person or by proxy duly authorized, of the holders of not less than one-third (1/3) of the outstanding shares of stock entitled to vote will constitute a quorum for the transaction of business at a Meeting.

The Board adopted the Amendment to more practically obtain a quorum and conduct business at a Meeting. The Board based its decision on the increasing prevalence of brokerage firms opting to forgo discretionary or proportionate voting of the shares held by them in street name, which is making it increasingly difficult for companies with a large retail stockholder base to obtain a quorum of the majority. The change to the quorum requirement was made to improve the Company’s ability to hold Meetings when called.

The foregoing description of the Amendment is qualified by reference to the full text of the Amendment, which is attached to this Form 8-K as Exhibit 3.1, and which is incorporated herein by reference.

ITEM 8.01 Other Events

On August 13, 2024, the Company issued a press release announcing the financing transaction described in this Current Report on Form 8-K. A copy of the press release is attached herewith as Exhibit 99.1.

Cautionary Statements

This filing includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect the Company’s operations, financial performance, and other factors as discussed in the Company’s filings with the SEC. Among the factors that could cause results to differ materially are those risks discussed in the periodic reports the Company files with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” The Company does not undertake any duty to update any forward-looking statement except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amendment to the Second Amended and Restated Bylaws of NRX Pharmaceuticals, Inc.
4.1	Form of Senior Secured Convertible Promissory Note to be issued by the Company pursuant to and in accordance with the Securities Purchase Agreement.
4.2	Form of Common Stock Purchase Warrant to be issued by the Company pursuant to and in accordance with the Securities Purchase Agreement.
10.1	Securities Purchase Agreement, dated August 12, 2024, by and among the Company and the purchasers signatory thereto.
10.2	Form of Security Agreement to be entered into by and among the Company and the other parties signatory thereto.
10.3	Form of Patent Security Agreement, to be entered into by and among the Company and the other parties signatory thereto.
10.4	Form of Registration Rights Agreement to be entered into by and among the Company and the parties signatory thereto.
10.5	Form of Subsidiary Guarantee to be entered into by and among the Company and the purchasers signatory thereto.
10.6	Settlement Agreement and Release of Claims, dated August 12, 2024, between the Company and Streeterville Capital, LLC.
99.1	Press release issued on August 13, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRX PHARMACEUTICALS, INC.

Date: August 14, 2024	By:	/s/ Jonathan Javitt
	Name:	Jonathan Javitt
	Title:	Chairman of the Board of Directors